Exhibit 10.1

AMENDMENT

Date:	December 6, 2007

To:	Montpelier Re Holdings Ltd.
Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
Telefax No.:	(441) 296-5551
Attention:	Kip Oberting

From:	Credit Suisse International
One Cabot Square
London E14 4QJ England

Dear Sir or Madam,

This letter agreement (the “Amendment”) amends the terms and conditions of the Transaction (the “Transaction”) entered into between Credit Suisse International (“Credit Suisse”) and Montpelier Re Holdings Ltd. (“Counterparty”), pursuant to a letter agreement dated May 31, 2006 (the “Confirmation”), External ID: 50192945 – Risk ID: 40080280, pursuant to which Credit Suisse and Counterparty entered into a Share Forward Transaction relating to an aggregate of 7,920,000 Shares.  Upon the effectiveness of this Amendment as set forth in Section 5 hereof, all references in the Confirmation to the “Transaction” shall be deemed to be to the Transaction as amended hereby.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

1.                                      Amendments.   The Confirmation shall be amended as follows:

(a)                                   The language opposite the provisions entitled “Dividend Adjustment” shall be amended by inserting the words “for the Tranche of which such Component is a part” after the words “Forward Cap Price” in the eighth line thereof.

(b)                                  The provisions entitled “Components” in the Confirmation shall be amended and restated in their entirety as:

“Tranches and Components:

The Transaction will be divided into two Tranches, and each Tranche will be further divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with respect to each Tranche, with the Forward Cap Price and Settlement Percentage set forth in this Confirmation, and with respect to each Component, with the Number of Shares and Valuation Date set forth in this Confirmation. The payments, issuances and tenders for repurchase for cancellation to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.”

(c)                                   The provisions entitled “Forward Cap Price” in the Confirmation shall be amended and restated in their entirety as:

“Forward Cap Price:	For Tranche 1, USD22.00

For Tranche 2, USD23.00”

(d)                                  The further proviso to the provisions entitled “Valuation Date” in the Confirmation shall be amended and restated in its entirety as “and provided further that if such Valuation Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date for the Tranche of which such Component is a part, the Final Disruption Date for such Tranche shall be the Valuation Date for such Component (irrespective of whether such date is a Valuation Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the 2002 Definitions, the Settlement Price for such Valuation Date shall be the prevailing market value per Share on such Final Disruption Date determined by the Calculation Agent in a commercially reasonable manner.”

(e)                                   The provisions entitled “Final Disruption Date” in the Confirmation shall be amended and restated in their entirety as:

“Final Disruption Date:	For Tranche 1, November 5, 2009

For Tranche 2, December 16, 2009”

(f)                                     The provisions entitled “Settlement Method Election Date” in the Confirmation shall be amended and restated in their entirety as:

“Settlement Method Election Date:	For any Component, the date that is two Scheduled Trading Days prior to the Scheduled Valuation Date for the first Component of the Tranche of which such Component is a part.”

(g)                                  The provisions entitled “Forward Cash Settlement Amount” in the Confirmation shall be amended and restated in their entirety as:

“Forward Cash Settlement Amount:

Clause (iii) of Section 8.5(e) of the 2002 Definitions is hereby replaced by the following: “(iii) if the Settlement Price is greater than the Forward Cap Price, an amount equal to the product of (x) the Settlement Percentage for the Tranche of which such Component is a part and (y) the difference of (A) the Settlement Price, minus (B) the Forward Cap Price for such Tranche.”

(h)                                  The provisions entitled “Number of Shares to be Delivered” in the Confirmation shall be amended and restated in their entirety as:

“Number of Shares to be Delivered:

Clause (iii) of Section 9.5(c) of the 2002 Definitions is hereby replaced by the following: “(iii) if the Settlement Price is greater than the Forward Cap Price for the Tranche of which such Component is a part, a number of Shares equal to the product of (x) the Settlement Percentage for such Tranche and (y) the Number of Shares.”

(i)                                      The following provision shall be added after “Number of Shares to be Delivered”:

“Settlement Percentage:	For Tranche 1, 51.1364%

For Tranche 2, 61.2245%”

(j)                                      Section 5(c)(iii) of the Confirmation is amended by replacing the words “during the period starting on the Initial Averaging Date and ending on the Valuation Date” with the words “that results in a ‘restricted period’ (as defined in Regulation M) being in effect on the Valuation Date for any Component”.

(k)                                   Annex A of the Confirmation shall be replaced in its entirety by Annex A attached hereto.

2.                                      Payment.  On December 11, 2007, Counterparty shall make a cash payment of USD3,870,000 (the “Payment Amount”) to Credit Suisse, by wire transfer of immediately available funds to an account designated by Credit Suisse.

3.                                      Repeated Representations.  Each of Credit Suisse and Counterparty hereby repeats its respective representations and warranties with respect to the Transaction, as amended hereby, as set forth in Section 5 of the Confirmation and in Section 3 of the Agreement.

4.                                      No Additional Amendments or Waivers.  Except as amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

5.                                      Counterparts; Effectiveness.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.  This Amendment shall become effective as of the date hereof upon its execution and delivery.

6.                                      Governing Law.  The provisions of this Amendment shall be governed by the New York law (without reference to choice of law doctrine).

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing this Amendment.

Yours faithfully,

CREDIT SUISSE INTERNATIONAL

		By:	/s/ LAURA MUIR
Name: Laura Muir
Title: Authorised Signatory

		By:	/s/ SAYEDUR KHAN
Name: Sayedur Khan
Title: Authorised Signatory

Confirmed as of the
date first above written:

MONTPELIER RE HOLDINGS LTD.

By:	/s/ KERNAN OBERTING
Name: Kernan Oberting
Title: Executive Vice President and Chief Financial Officer

ANNEX A

For each Tranche and Component of the Transaction, the Number of Shares and Valuation Date is set forth below.

Tranche 1

Component Number	Number of Shares	Scheduled Valuation Date
1.	198,000	October 5, 2009
2.	198,000	October 6, 2009
3.	198,000	October 7, 2009
4.	198,000	October 8, 2009
5.	198,000	October 9, 2009
6.	198,000	October 12, 2009
7.	198,000	October 13, 2009
8.	198,000	October 14, 2009
9.	198,000	October 15, 2009
10.	198,000	October 16, 2009
11.	198,000	October 19, 2009
12.	198,000	October 20, 2009
13.	198,000	October 21, 2009
14.	198,000	October 22, 2009
15.	198,000	October 23, 2009
16.	198,000	October 26, 2009
17.	198,000	October 27, 2009
18.	198,000	October 28, 2009
19.	198,000	October 29, 2009
20.	198,000	October 30, 2009

Tranche 2

Component Number	Number of Shares	Scheduled Valuation Date
21.	198,000	November 6, 2009
22.	198,000	November 9, 2009
23.	198,000	November 10, 2009
24.	198,000	November 11, 2009
25.	198,000	November 12, 2009
26.	198,000	November 13, 2009
27.	198,000	November 16, 2009
28.	198,000	November 17, 2009
29.	198,000	November 18, 2009
30.	198,000	November 19, 2009
31.	198,000	November 20, 2009
32.	198,000	November 23, 2009
33.	198,000	November 24, 2009
34.	198,000	November 25, 2009
35.	198,000	November 27, 2009
36.	198,000	November 30, 2009
37.	198,000	December 1, 2009
38.	198,000	December 2, 2009
39.	198,000	December 3, 2009
40.	198,000	December 4, 2009

A-1